Exhibit 99.1

Arch Capital Group Ltd. Announces Closing of Acquisition of United Guaranty Corporation

January 03, 2017 07:00 AM Eastern Standard Time
HAMILTON, Bermuda--(BUSINESS WIRE)-- Arch Capital Group Ltd. [Nasdaq:ACGL] today announced that it completed its previously announced acquisition of United Guaranty Corporation (UGC) from American International Group, Inc. (AIG) at year-end 2016.
The acquisition of UGC expands the scale of Arch’s existing mortgage insurance businesses by combining UGC’s position as the market leader in the U.S. private mortgage insurance industry with Arch’s financial strength and history of innovation, further diversifying our business profile and customer base. The expansion of our mortgage insurance business complements our strengths in the specialty insurance and reinsurance businesses, which continue to be central to our global operations. Diversity across segments and product lines remains fundamental to our corporate strategy and allows us to deploy our capital to those areas offering the best opportunities at any given time.
Constantine (Dinos) Iordanou, Chairman and CEO of ACGL, commented, “We are extremely pleased to complete this transaction, which will enable our company to continue to provide a strong and diversified source of private capital to the U.S. mortgage insurance and housing finance markets. We believe the impressive operational, managerial and risk management expertise of Arch, together with the talented professionals joining us from UGC, will enable us to provide our clients with the best products and services available anywhere in the industry.”
Marc Grandisson, President and COO of ACGL, added, “We are gratified that Arch U.S. MI will be led by experienced professionals in Andrew Rippert and David Gansberg and welcome our new colleagues from UGC. Over the past several months, teams at Arch and UGC have been working together to ensure a successful integration of our combined operations and a seamless transition for our clients. Our combined mortgage group looks forward to further strengthening its leadership position in the development of innovative products and services to meet the ever evolving needs of our clients and the housing finance system.”
Mr. Rippert, Chief Executive Officer, Global Mortgage Group, is responsible for ACGL’s global mortgage insurance and reinsurance operations. Mr. Gansberg, President and CEO of Arch U.S. MI Holdings, reports to Mr. Rippert and is responsible for ACGL’s U.S. primary mortgage insurance operations, which will be headquartered in Greensboro, North Carolina, with significant operations in California.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $8.24 billion in capital at September 30, 2016, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition;pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
Arch Capital Group Ltd.
Mark D. Lyons, 441-278-9250
Source: Arch Capital Group Ltd.